Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITOR
                       ------------------------------


To the Board of Directors and Stockholders of AccessTel, Inc.


     We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of AccessTel, Inc., of our report dated May 20, 2003 relating to the financial statements of AccessTel, Inc. appearing in the Annual Report on Form 10-KSB of AccessTel, Inc. for each of the years ended December 31, 2002 and 2001 and to the use of our name as it appears under the caption of "Experts".




                                /s/ Radin Glass & Co., LLP
                                ---------------------------
                                Radin Glass & Co., LLP
                                Certified Public Accountants


New York, New York
December 30, 2003

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